UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2020

DUNKIN’ BRANDS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35258	20-4145825
(Commission File Number)	(IRS Employer Identification Number)
130 Royall Street
Canton, Massachusetts 02021
(Address of registrant’s principal executive office)
(781) 737-3000
(Registrant’s telephone number)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	DNKN	Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging Growth Company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

As part of Dunkin’ Brands ongoing efforts to protect customers and restaurant employees in light of the global COVID-19 health crisis, the Company announced on March 17, 2020, that all Dunkin’ U.S. and Baskin-Robins U.S. and Canada restaurants are temporarily limiting service to carry-out, drive-thru ordering, and delivery with a select number of locations also offering curbside service.
In close cooperation with franchisee leadership and its broader franchisee community, Dunkin’ Brands is also giving franchisees flexibility to respond to evolving circumstances to help ensure the safety of restaurant employees and guests. Specifically, franchisees are taking the following steps: (i) prohibiting in-store dining, including through elimination of access to tables and chairs in all restaurants or operating exclusively out of the drive-thru window; (ii) promoting delivery service via Grubhub, DoorDash, and other delivery partners where available; (iii) encouraging mobile ordering through the Dunkin’ app to promote faster in-store pickup; and (iv) in some locations, reducing hours of operations at the franchisees’ discretion to provide relief to restaurant employees and to allow extra time for deep cleaning and sanitation processes in the evening. Dunkin’ Brands is also giving its franchisees the option to temporarily close some locations in markets where there are other Dunkin’ or Baskin-Robbins, as applicable, restaurants nearby. Other operational changes may be made from time to time, systemwide or on a market or store by store basis, to comply with law or to respond to the evolving health situation, including temporary store closures related to “shelter in place” or similar governmental guidelines or orders.
Dunkin’ Brands is also temporarily extending payment terms for royalties and advertising fees (and certain other items) for its franchisees in the U.S. and Canada in order to provide them with more financial flexibility to enable them to better support their employees and guests as a result of the impact of the COVID-19 health crisis. Dunkin’ Brands does not expect these actions to have any impact on its ability to meet its cash needs in the ordinary course, or to comply with the covenants under its securitization.
Outside of the U.S., Dunkin’ Brands is working with its Dunkin’ and Baskin-Robbins franchisees and licensees based on the particular circumstances in each country or local jurisdiction.
The status of the COVID-19 health crisis is changing every day. At this time, neither the duration nor scope of the business disruption can be predicted. The Company will provide an update during its Q1 2020 earnings release and call.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ David Hoffmann
David Hoffmann
Chief Executive Officer
Date: March 19, 2020